Exhibit 99.1

Pulmatrix Announces Progress by Sensory Cloud Toward Commercial Launch of FEND in Fall 2020, an OTC Nasal Hygiene Product Designed to Suppress Exhaled Airborne Particles

Pulmatrix’s Partner Sensory Cloud to Conduct Worldwide Marketing Distribution

Pulmatrix to Receive Escalating Royalties upon Commencement of Sales

LEXINGTON, Mass., July 8, 2020 / PRNewswire/ – Pulmatrix, Inc. (NASDAQ: PULM), a clinical stage biopharmaceutical company developing innovative inhaled therapies to serious pulmonary and non-pulmonary disease using its patented iSPERSE™ technology, announced that Sensory Cloud, which licensed the rights to the Company’s NasoCalm proprietary formulations (PUR003 and PUR006), plans to commence commercial sales of FEND in September 2020. FEND is the Sensory Cloud brand name for NasoCalm, an over-the-counter (OTC) nasal hygiene product that is comprised of sodium chloride and calcium chloride salts. NasoCALM was designed to provide, among other potential benefits, an ability to suppress the exhalation of droplets of airway lining fluid, which can transmit airborne infection.

Pulmatrix’s development data and additional data generated by Sensory Cloud utilizing its Nimbus delivery device were recently published in the Quarterly Reviews of Biophysics Discovery, demonstrating a reduction in airborne particles in exhaled air over time following FEND administration. Taken together, these data demonstrate that FEND provides potential hygienic benefit which may augment current social distancing and hygiene measures for addressing COVID-19 and other airborne pathogens.

“Scientists at Pulmatrix spent years developing and optimizing NasoCALM, which Sensory Cloud plans to market this Fall as the FEND OTC hygienic product with its Nimbus delivery device,” said Ted Raad, Chief Executive Officer of Pulmatrix. “Based on Pulmatrix and Sensory Cloud data, we believe FEND could be an important new option to provide effective hygiene for virus control in the current global healthcare crisis. We are excited about the potential benefit that may emerge with worldwide distribution and availability and look forward to Sensory Cloud’s commercial launch.”

About Pulmatrix

Pulmatrix is a clinical stage biopharmaceutical company developing innovative inhaled therapies to address serious pulmonary and non-pulmonary disease using its patented iSPERSE™ technology. The Company’s proprietary product pipeline is initially focused on advancing treatments for serious lung diseases, including Pulmazole, an inhaled anti-fungal for patients with allergic bronchopulmonary aspergillosis (“ABPA”), and PUR1800, a narrow spectrum kinase inhibitor in lung cancer. Pulmatrix’s product candidates are based on iSPERSE™, its proprietary engineered dry powder delivery platform, which seeks to improve therapeutic delivery to the lungs by maximizing local concentrations and reducing systemic side effects to improve patient outcomes.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements of historical fact, and may be identified by words such as “anticipates,” “assumes,” “believes,” “can,” “could,” “estimates,” “expects,” “forecasts,” “guides,” “intends,” “is confident that”, “may,” “plans,” “seeks,” “projects,” “targets,” and “would,” and their opposites and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, the impact of the novel coronavirus (COVID-19) on the Company’s ongoing and planned clinical trials; the geographic, social and economic impact of COVID-19 on the Company’s ability to conduct its business and raise capital in the future when needed; delays in planned clinical trials; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products, including patent protection. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC, including its annual report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2020 as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact

Timothy McCarthy, CFA

212.915.2564

tim@lifesciadvisors.com